Exhibit 99.1
NEWS RELEASE

CONTACT:
Al Galgano
952-567-0295
Al.Galgano@spok.com

Spok Reports 2018 First Quarter Operating Results;
Software Revenue and Wireless Trends Improve

Board Declares Regular Quarterly Dividend

SPRINGFIELD, Va. (April 25, 2018) - Spok Holdings, Inc. (NASDAQ: SPOK), the global leader in healthcare communications, today announced operating results for the first quarter ended March 31, 2018. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.125 per share, payable on June 22, 2018 to stockholders of record on May 25, 2018.

2018 First Quarter Results:
Consolidated revenue for the first quarter of 2018 under Generally Accepted Accounting Principles (“GAAP”) was $43.1 million compared to $41.4 million in the first quarter of 2017. On January 1, 2018, Spok adopted Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018. Unless otherwise stated, results for reporting periods beginning after January 1, 2018 are presented under ASC 606, while prior period amounts have not been adjusted, and continue to be reported in accordance with the Company’s historic accounting under ASC 605.

Spok.com

	Three months ended
(Dollars in thousands)	March 31, 2018	March 31, 2018(1)	March 31, 2017	Change (2) (%)
Wireless revenue
Paging revenue	$23,308	$23,308	$24,972	(6.7) %
Product and other revenue	961	961	888	8.2%
Total wireless revenue	$24,269	$24,269	$25,860	(6.2) %

Software revenue
Operations revenue	$ 9,471	$ 8,189	$ 6,041	35.6%
Maintenance revenue	9,374	9,999	9,543	4.8%
Total software revenue	18,845	18,188	15,584	16.7%
Total revenue	$43,114	$42,457	$41,444	2.4%
(1) Adjusted to exclude the adoption of ASC 606.
(2) As compared against results adjusted to exclude the adoption of ASC 606.
GAAP net income for the first quarter of 2018 was $0.5 million, or $0.03 per share, compared to $0.9 million, or $0.04 per share, in the first quarter of 2017.

	Three months ended
(Dollars in thousands)	March 31, 2018	March 31, 2018(1)	March 31, 2017
Net income	$ 511	$ 309	$ 854
Net income per share	$ 0.03	$0.02	$ 0.04
EBITDA	$3,463	$ 3,250	$4,605
(1) Adjusted to exclude the adoption of ASC 606.
Other key results and highlights for the first quarter of 2018 included:

•
Software bookings of $18.1 million, compared to $19.8 million in the prior year quarter. First quarter 2018 bookings included $7.1 million of operations bookings and $11.0 million of maintenance renewals, compared to $9.5 million of operations bookings and $10.3 million of maintenance renewals in the first quarter of 2017.

•
Software backlog totaled $35.9 million at March 31, 2018, or $42.7 million adjusted to exclude the adoption of ASC 606, compared to $40.6 million in the year earlier period.  As a result of the adoption of ASC 606 approximately $5.3 million of backlog, that could have been recognized in 2018 under prior accounting rules, was re-cast to retained earnings as part of the beginning balance as of January 1, 2018.

•	The revenue renewal rate for software maintenance in the first quarter of 2018 was greater than 99 percent.

Spok.com

•	Paging units in service at March 31, 2018 totaled 1,030,000, compared to 1,091,000 at the end of the prior year period.

•	The quarterly rate of wireless revenue erosion was 1.3 percent in the first quarter of 2018 versus 2.5 percent in the year-earlier quarter.

•	Consolidated operating expenses (excluding depreciation, amortization and accretion) totaled $39.7 million in the first quarter of 2018, compared to $36.8 million in the year-earlier quarter.

•	Capital returned to stockholders in the first quarter of 2018 totaled $4.7 million, in the form of $2.8 million from the regular quarterly dividend and $1.9 million of share repurchases.

•	The Company’s cash balance at March 31, 2018 was $101.3 million, compared to $118.9 million at March 31, 2017, and $107.2 million at December 31, 2017.
Management Commentary:
“We are encouraged with our performance in the first quarter of 2018 and believe that it provides a solid base for the remainder of the year,” said Vincent D. Kelly, chief executive officer. “First quarter results were in line with our seasonal expectations, and we saw strong year-over-year performance in a number of key operating measures, including revenue levels and average deal size, as well as wireless subscriber retention. We accomplished this as we increased our investment in our business by enhancing and upgrading our product development team and tools as well as our sales infrastructure and management. We believe this effort will yield significant future benefits in the form of our improved, integrated communication platform, Spok Care Connect®, as well as higher future bookings levels, and ultimately margins, supported by our enhanced and upgraded sales team. Overall, we continued to operate profitably, enhance our product offerings, and operate as a debt-free company. We also executed against our capital allocation strategy.” Kelly added, “Throughout 2018, we will remain focused on returning value to our shareholders through our capital allocation strategy, which includes dividends, share repurchases and key strategic investments in our products and business to create sustainable growth.”

Business Outlook:
For the full-year 2018, adjusted to exclude the adoption of ASC 606, the Company continues to expect total revenue to range from $161 million to $177 million, operating expenses (excluding depreciation, amortization

Spok.com

and accretion) to range from $158 million to $165 million, and capital expenditures to range from $4 million to $8 million.
* * * * * * * * *
2018 First Quarter Call and Replay:
The Company plans to host a conference call for investors to discuss its 2018 first quarter results at 10:00 a.m. ET on Thursday, April 26, 2018. Dial-in numbers for the call are 334-323-0522 or 877-260-1479. The pass code for the call is 9101087. A replay of the call will be available from 1:00 p.m. ET on April 26, 2018 until 1:00 p.m. ET on Thursday, May 10, 2018. To listen to the replay, please register at http://tinyurl.com/Spok2018Q1earningsreplay. Please cut and paste this address into your browser, enter the registration information, and you will be given access to the replay.
* * * * * * * * *
About Spok
Spok Holdings, Inc. (NASDAQ: SPOK), headquartered in Springfield, Va., is proud to be the global leader in healthcare communications. We deliver clinical information to care teams when and where it matters most to improve patient outcomes. Top hospitals rely on the Spok Care Connect® platform to enhance workflows for clinicians, support administrative compliance, and provide a better experience for patients. Our customers send over 100 million messages each month through their Spok® solutions. When seconds count, count on Spok. For more information, visit spok.com or follow @spoktweets on Twitter.

Spok is a trademark of Spok Holdings, Inc. Spok Care Connect and Spok Mobile are trademarks of Spok, Inc.

Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding Spok’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Spok’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, continued demand for our software products and services, our ability to develop additional software solutions for our customers and manage our development as a global organization, the ability to manage operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, competition from other software providers, government regulation, reliance upon third-party providers for certain equipment and services, unauthorized breaches or failures in cybersecurity measures adopted by us and/or included in our products and services, as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.
Tables to Follow

Spok.com

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended
	3/31/2018	3/31/2017
Revenue:
Wireless	$24,269	$25,860
Software	18,845	15,584
Total revenue	43,114	41,444
Operating expenses:
Cost of revenue	7,712	7,036
Research and development	5,735	4,105
Service, rental and maintenance	7,750	8,066
Selling and marketing	6,490	5,922
General and administrative	11,964	11,710
Depreciation, amortization and accretion	2,713	3,223
Total operating expenses	42,364	40,062
% of total revenue	98.3%	96.7%
Operating income	750	1,382
% of total revenue	1.7%	3.3%
Interest income	283	122
Other expense	(47)	(30)
Income before income tax expense	986	1,474
Income tax expense	(475)	(620)
Net income	$511	$854
Basic and diluted net income per common share	$0.03	$0.04
Basic and diluted weighted average common shares outstanding	20,027,800	20,530,739
Diluted weighted average common shares outstanding	20,153,291	20,585,452
Key statistics:
Units in service	1,030	1,091
Average revenue per unit (ARPU)	$7.47	$7.56
Bookings	$18,124	$19,788
Backlog	$35,930	$40,555

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Revenue:
Wireless	$24,269	$24,579	$25,110	$25,639	$25,860	$26,535	$27,024	$27,859
Software	18,845	19,191	18,526	16,686	15,584	17,649	18,331	16,776
Total revenue	43,114	43,770	43,636	42,325	41,444	44,184	45,355	44,635
Operating expenses:
Cost of revenue	7,712	7,122	7,069	7,190	7,036	7,482	7,639	7,513
Research and development	5,735	4,934	5,001	4,662	4,105	3,702	3,645	3,211
Service, rental and maintenance	7,750	7,617	7,875	7,944	8,066	7,989	8,253	8,188
Selling and marketing	6,490	6,039	5,533	5,329	5,922	5,855	5,955	6,429
General and administrative	11,964	11,695	12,058	11,939	11,710	11,277	10,605	10,439
Depreciation, amortization and accretion	2,713	2,774	2,775	2,851	3,223	3,176	3,229	3,235
Total operating expenses	42,364	40,181	40,311	39,915	40,062	39,481	39,326	39,015
% of total revenue	98.3%	91.8%	92.4%	94.3%	96.7%	89.4%	86.7%	87.4%
Operating income	750	3,589	3,325	2,410	1,382	4,703	6,029	5,620
% of total revenue	1.7%	8.2%	7.6%	5.7%	3.3%	10.6%	13.3%	12.6%
Interest income, net	283	—	214	154	122	99	67	61
Other expense, net	(47)	—	359	89	(30)	100	85	104
Income before income tax expense	986	3,536	3,898	2,653	1,474	4,902	6,181	5,785
Income tax expense	(475)	(24,920)	(171)	(1,155)	(620)	(1,876)	(2,123)	(2,334)
Net income (loss)	$511	$(21,384)	$3,727	$1,498	$854	$3,026	$4,058	$3,451
Basic and diluted net income (loss) per common share	$0.03	$(1.07)	$0.19	$0.07	$0.04	$0.15	$0.20	$0.17
Basic weighted average common shares outstanding	20,027,800	19,987,763	19,977,263	20,353,801	20,530,739	20,529,958	20,541,275	20,568,058
Diluted weighted average common shares outstanding	20,153,291	20,008,321	20,366,102	20,585,542	20,529,958	20,541,275	20,568,058	20,706,082
Key statistics:
Units in service	1,030	1,049	1,063	1,086	1,091	1,111	1,124	1,144
Average revenue per unit (ARPU)	$7.47	$7.46	$7.48	$7.52	$7.56	$7.59	$7.63	$7.71
Bookings	$18,124	$19,190	$18,327	$20,405	$19,788	$20,025	$18,659	$20,063
Backlog	$35,930	$42,305	$46,900	$43,455	$40,555	$38,295	$38,812	$39,475

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(In thousands)

	3/31/2018	12/31/2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$101,302	$107,157
Accounts receivable, net	37,068	32,279
Prepaid expenses and other	7,789	5,752
Inventory	1,649	1,672
Total current assets	147,808	146,860
Non-current assets:
Property and equipment, net	12,622	13,399
Goodwill	133,031	133,031
Intangible assets, net	7,292	7,917
Deferred income tax assets	45,593	47,679
Other non-current assets	1,522	1,675
Total non-current assets	200,060	203,701
Total assets	$347,868	$350,561
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,049	$1,305
Accrued compensation and benefits	9,177	11,018
Accrued taxes	2,097	2,547
Deferred revenue	30,590	31,414
Other current liabilities	4,455	4,610
Total current liabilities	47,368	50,894
Non-current liabilities:
Deferred revenue	964	1,063
Other long-term liabilities	8,282	8,075
Total non-current liabilities	9,246	9,138
Total liabilities	56,614	60,032
Commitments and contingencies
Stockholders' equity:
Preferred stock	$—	$—
Common stock	2	2
Additional paid-in capital	98,233	99,819
Accumulated other comprehensive loss	(1,508)	(1,088)
Retained earnings	194,527	191,796
Total stockholders' equity	291,254	290,529
Total liabilities and stockholders' equity	$347,868	$350,561

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(Unaudited and in thousands)

	Three months ended
	3/31/2018	3/31/2017
Cash flows provided by operating activities:
Net income	$511	$854
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	2,713	3,223
Deferred income tax expense	475	279
Stock based compensation	1,234	955
Provisions for doubtful accounts, service credits and other	628	223
Adjustments of non-cash transaction taxes	(53)	(122)
Changes in assets and liabilities:
Accounts receivable	(4,106)	(636)
Prepaid expenses, intangible assets and other assets	(1,202)	(146)
Accounts payable, accrued liabilities and other	(2,412)	(2,477)
Deferred revenue	3,336	1,515
Net cash provided by operating activities	1,124	3,668
Cash flows from investing activities:
Purchases of property and equipment, net of proceeds from disposals of property and equipment	(1,164)	(2,851)
Net cash used in investing activities	(1,164)	(2,851)
Cash flows from financing activities:
Cash distributions to stockholders	(2,740)	(7,694)
Purchase of common stock for tax withholding on vested equity awards	(892)	—
Purchase of common stock (including commissions), net of proceeds from issuance of common stock	(1,927)	4
Net cash used in financing activities	(5,559)	(7,690)
Effect of exchange rate on cash	(256)	4
Net decrease in cash and cash equivalents	(5,855)	(6,869)
Cash and cash equivalents, beginning of period	107,157	125,816
Cash and cash equivalents, end of period	$101,302	$118,947
Supplemental disclosure:
Income taxes paid	$50	$180

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED REVENUE
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Revenue
Paging	$23,308	$23,624	$24,128	$24,572	$24,972	$25,441	$25,944	$26,564
Non-paging	961	955	982	1,067	888	1,094	1,080	1,295
Total wireless revenue	$24,269	$24,579	$25,110	$25,639	$25,860	$26,535	$27,024	$27,859

Subscription	420	559	577	623	543	551	560	503
License	3,956	2,431	1,995	1,641	1,171	1,594	1,842	1,691
Services	4,071	5,437	5,189	3,650	3,354	4,500	5,578	4,202
Equipment	1,024	945	1,102	1,127	973	1,402	1,091	1,250
Operations revenue	$9,471	$9,372	$8,863	$7,041	$6,041	$8,047	$9,071	$7,646

Maintenance revenue	$9,374	$9,819	$9,663	$9,645	$9,543	$9,602	$9,260	$9,130
Total software revenue	$18,845	$19,191	$18,526	$16,686	$15,584	$17,649	$18,331	$16,776

Total revenue	$43,114	$43,770	$43,636	$42,325	$41,444	$44,184	$45,355	$44,635

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED OPERATING EXPENSES
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Cost of revenue
Payroll and related	$4,874	$4,374	$4,330	$4,613	$4,490	$4,611	$4,469	$4,404
Cost of sales	2,309	1,990	2,228	1,904	1,995	2,415	2,587	2,323
Stock based compensation	55	58	4	60	58	(108)	57	58
Other	474	700	507	613	493	564	526	728
Total cost of revenue	7,712	7,122	7,069	7,190	7,036	7,482	7,639	7,513
Research and development
Payroll and related	4,002	3,521	4,005	3,807	3,405	3,195	2,939	2,505
Outside services	1,513	1,361	849	659	516	511	569	580
Stock based compensation	71	(71)	43	65	55	(82)	46	48
Other	149	123	104	131	129	78	91	78
Total research and development	5,735	4,934	5,001	4,662	4,105	3,702	3,645	3,211
Service, rental and maintenance
Payroll and related	2,693	2,413	2,582	2,607	2,665	2,687	2,638	2,644
Site rent	3,496	3,471	3,534	3,604	3,620	3,618	3,626	3,668
Telecommunications	898	979	1,060	1,001	1,081	1,096	1,162	1,127
Stock based compensation	24	20	20	20	20	(29)	15	15
Other	639	734	679	712	680	617	812	734
Total service, rental and maintenance	7,750	7,617	7,875	7,944	8,066	7,989	8,253	8,188
Selling and marketing
Payroll and related	3,294	2,573	3,113	3,039	3,071	3,556	3,467	3,489
Commissions	1,774	1,634	1,234	1,121	1,202	1,248	1,317	1,559
Stock based compensation	135	93	84	99	101	(131)	75	75
Other	1,287	1,739	1,102	1,070	1,548	1,182	1,096	1,306
Total selling and marketing	6,490	6,039	5,533	5,329	5,922	5,855	5,955	6,429
General and administrative
Payroll and related	4,416	3,649	4,569	4,420	4,439	4,426	4,076	4,249
Stock based compensation	949	774	711	755	722	(863)	507	534
Bad debt	528	143	184	107	94	137	97	104
Facility rent and costs	1,941	1,865	2,013	1,995	1,838	1,694	1,673	1,609
Outside services	2,122	2,924	2,351	2,507	2,627	2,430	2,247	2,067
Taxes, licenses and permits	1,080	1,120	1,077	1,034	989	976	1,164	1,060
Other	928	1,220	1,153	1,121	1,001	2,477	841	816
Total general and administrative	11,964	11,695	12,058	11,939	11,710	11,277	10,605	10,439
Depreciation, amortization and accretion	2,713	2,774	2,775	2,851	3,223	3,176	3,229	3,235
Operating expenses	$42,364	$40,181	$40,311	$39,915	$40,062	$39,481	$39,326	$39,015
Capital expenditures	$1,164	$2,179	$1,816	$2,353	$2,851	$1,878	$1,396	$1,537

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
UNITS IN SERVICE ACTIVITY, MARKET SEGMENT, CHURN
AND AVERAGE REVENUE PER UNIT (ARPU) (a)
(Unaudited and in thousands)

	For the three months ended
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Paging units in service
Beginning units in service (000's)	1,049	1,063	1,086	1,091	1,111	1,124	1,144	1,153
Gross placements	25	26	30	42	28	36	34	39
Gross disconnects	(44)	(40)	(53)	(47)	(48)	(49)	(54)	(48)
Net change	(19)	(14)	(23)	(5)	(20)	(13)	(20)	(9)
Ending units in service	1,030	1,049	1,063	1,086	1,091	1,111	1,124	1,144
End of period units in service % of total (b)
Healthcare	81.1%	80.7%	80.4%	80.4%	79.7%	79.3%	78.6%	78.2%
Government	5.9%	6.0%	6.1%	6.3%	6.4%	6.5%	6.7%	6.8%
Large enterprise	6.0%	6.0%	6.0%	6.1%	6.1%	6.2%	6.5%	6.6%
Other(b)	7.0%	7.2%	7.4%	7.3%	7.7%	8.0%	8.2%	8.3%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Account size ending units in service (000's)
1 to 100 units	88	92	95	98	102	106	110	114
101 to 1,000 units	198	198	201	204	214	217	222	228
>1,000 units	744	759	767	784	775	788	792	802
Total	1,030	1,049	1,063	1,086	1,091	1,111	1,124	1,144
Account size net loss rate(c)
1 to 100 units	(4.7)%	(3.6)%	(2.8)%	(3.7)%	(3.4)%	(3.9)%	(3.5)%	(4.0)%
101 to 1,000 units	(10.0)%	(1.1)%	(1.8)%	(4.5)%	(1.3)%	(2.3)%	(2.6)%	(4.0)%
>1,000 units	(1.9)%	(1.1)%	(2.2)%	1.1%	(1.7)%	(0.5)%	(1.2)%	0.6%
Total	(1.8)%	(1.3)%	(2.2)%	(0.4)%	(1.8)%	(1.2)%	(1.7)%	(0.8)%
Account size ARPU
1 to 100 units	$12.13	$12.11	$12.23	$12.16	$12.22	$12.25	$12.34	$12.48
101 to 1,000 units	8.47	8.58	8.62	8.61	8.66	8.63	8.64	8.65
>1,000 units	6.65	6.59	6.59	6.64	6.64	6.67	6.68	6.75
Total	$7.47	$7.46	$7.48	$7.52	$7.56	$7.59	$7.63	$7.71

(a) Slight variations in totals are due to rounding.
(b) Other includes hospitality, resort and indirect units
(c) Net loss rate is net current period placements and disconnected units in service divided by prior period ending units in service.

SPOK HOLDINGS, INC.
RECONCILIATION FROM NET INCOME TO EBITDA (a)
(Unaudited and in thousands)

	For the three months ended
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Reconciliation of net income to EBITDA (b) (c):
Net (loss) income	$511	$(21,384)	$3,727	$1,498	$854	$3,026	$4,058	$3,451
Plus (less): Income tax expense	475	24,920	171	1,155	620	1,876	2,123	2,334
Plus (less): Other expense (income)	47	282	(359)	(89)	30	(100)	(85)	(104)
Less: Interest income	(283)	(229)	(214)	(154)	(122)	(99)	(67)	(61)
Operating income	750	3,589	3,325	2,410	1,382	4,703	6,029	5,620
Plus: depreciation, amortization and accretion	2,713	2,774	2,775	2,851	3,223	3,176	3,229	3,235
EBITDA (as defined by the Company)	3,463	6,363	6,100	5,261	4,605	7,879	9,258	8,855
Less: Purchases of property and equipment	(1,164)	(2,179)	(1,816)	(2,353)	(2,851)	(1,878)	(1,396)	(1,537)
Plus: Severance	(243)	53	51	—	—	1,438	12	—
Adjusted OCF (as defined by the Company)	$2,056	$4,237	$4,335	$2,908	$1,754	$7,439	$7,874	$7,318

	For the three months ended
	3/31/2018
Reconciliation of EBITDA to EBITDA adjusted to exclude the adoption of ASC 606:
EBITDA (as defined by the Company)	$3,463
Less: Software revenue	(657)
Less: Cost of revenue	(17)
Plus: Selling and marketing	461
Adjusted EBITDA (d)	$3,250

(a) Slight variations in totals are due to rounding.
(b) EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.
(c) EBITDA is the starting point for calculation of operating cash flow for purposes of the Company’s short term and long term incentive plans. Management and the Board of Directors also rely on EBITDA for purposes of determining the Company’s capital allocation policies. We define OCF as EBITDA less purchases of tangible assets and severance expense in determining whether management has achieved certain performance objectives for the year as set by our Board of Directors in awarding annual and long term incentive compensation to senior executives.

(d) Adjusted EBITDA represents EBITDA adjusted to exclude the adoption of ASC 606. Adjusted EBITDA is used by the Company for purposes of comparison to prior period results during its year of transition (2018) under the modified retrospective approach.